UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 28, 2024

UTG INC
(Exact Name of Registrant as Specified in Its Charter)

000-16867
(Commission File Number)

Delaware	20-2907892
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

205 NORTH DEPOT STREET
STANFORD, Kentucky 40484
(Address of principal executive offices, including zip code)

(217) 241-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of UTG, Inc. was held on June 28, 2024 at which the following matters were submitted to a vote of shareholders:

(a)	Votes regarding the election of nine directors:

Name	For	Withheld	Broker Non-Votes
April R. Chapman	2,289,772	2,393	257,099
Jesse T. Correll	2,289,730	2,435	257,099
Preston H. Correll	2,289,772	2,393	257,099
John M. Cortines	2,289,772	2,393	257,099
Thomas F. Darden, II	2,289,772	2,393	257,099
Howard L. Dayton, Jr.	2,289,772	2,393	257,099
Thomas E. Harmon	2,289,772	2,393	257,099
Gabriel J. Molnar	2,289,730	2,435	257,099
Peter L. Ochs	2,289,772	2,393	257,099

(b)	Votes regarding the non-binding, advisory basis, compensation of the Company’s named executive officers:

For	Against	Abstain
2,351,320	3,154	51,777

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTG, INC.

Date: June 28, 2024	By:	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President
and Chief Financial Officer